PROSPECTUS Dated                      Pricing Supplement No. 9
April 1, 1998                  	   Effective June 8, 1998




                  U.S. $1,000,000,000     	 Rule 424 (b)(3)
                                          Registration Statement
              FORD MOTOR CREDIT COMPANY     	 No. 333-45015

            VARIABLE DENOMINATION FLOATING
                  RATE DEMAND NOTES


            --------------------------------


                Interest Rate Per Annum
                ------------------------

Period      Tier One Notes   Tier Two Notes    Tier Three Notes
Beginning   Under $15,000    $15,000-$49,999	  $50,000 and over
---------   --------------   ---------------	  ----------------

6/8/98         5.27%             5.47% 	           5.67%